Calculation of Filing Fee Tables
S-8
QT IMAGING HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	150,000	$ 2.61	$ 391,500.00	0.0001381	$ 54.07
Total Offering Amounts:						$ 391,500.00		$ 54.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 54.07
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock, par value 0.0001 per share ("Common Stock") of QT Imaging Holdings, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. (2) Represents a total of 150,000 shares of Common Stock that are newly authorized for issuance under the QT Imaging Holdings, Inc. Inducement Equity Incentive Plan. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of $2.61, the average of the high and low prices of the Registrant's Common Stock on September 16, 2026, as reported on the Nasdaq Stock Market LLC. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources